As filed with the Securities and Exchange Commission on December 4, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                mobile mini, inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                               86-0748362
-------------------------------                              ------------------
(State or other jurisdiction of                               (I.R.S.  Employer
incorporation or organization)                               Identification No.)

                             1834 West Third Street
                              Tempe, Arizona 85281
                                 (602) 790-4214
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                     Mobile Mini, Inc. Amended and Restated
                             1994 Stock Option Plan

                            (Full title of the plan)

                                 ---------------

                              Lawrence Trachtenberg
                            Executive Vice President
                             1834 West Third Street
                              Tempe, Arizona 85281
                                 (602) 894-6311
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                 with copies to
                           Joseph P. Richardson, Esq.
                                 Bryan Cave LLP
                      2800 North Central Avenue, 21st Floor
                             Phoenix, Arizona 85004

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                  Proposed         Proposed
                                                                  Maximum           Maximum
          Title of Securities                Amount to be      Offering Price      Aggregate          Amount of
            To Be Registered                  Registered        Per Share *         Price *       Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      750,000 shares         $5.375         $4,031,250          $1,189.22

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on December 2, 1997.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan and its administrators are available without charge by contacting:

                        Stockholder Relations Department
                                Mobile Mini, Inc.
                             1834 West Third Street
                              Tempe, Arizona 85281
                                 (602) 894-6311

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         Mobile Mini, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or the Registrant's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

         (c) The description of the Registrant's Common Stock, which is contained in a Registration Statement of the Registrant filed on Form 8-A, dated February 9, 1994 as amended by Amendment No. 1 dated February 16, 1994.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         None.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. Pursuant to these provisions, the Registrant has entered into or intends to enter into indemnity agreements with each of its directors and executive officers.

         In addition, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number     Description
--------------     -----------

    4              Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan

    5              Opinion of Counsel

   23.1            Consent of Independent Public Accountants

   23.2            Consent of Counsel (included in Exhibit 5)

   24              Power of Attorney (Contained within Signature Page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 4th day of December, 1997.


                                    MOBILE MINI, INC.



                                    By: /s/ Steven G. Bunger
                                       -----------------------------------------
                                         Steven G. Bunger,
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each of the undersigned hereby authorizes Lawrence Trachtenberg as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                            DATE
---------                                   -----                                            ----

/s/ Steven G. Bunger                        President, Chief Executive Officer               December 4, 1997
--------------------------------------      and Director
Steven G. Bunger                            (principal executive officer)



/s/ Lawrence Trachtenberg                   Executive Vice President, Chief                  December 4, 1997
--------------------------------------      Financial Officer and Director
Lawrence Trachtenberg                       (principal financial and accounting officer)



/s/ Richard E. Bunger                       Chairman of the Board and Director               December 4, 1997
--------------------------------------      of Product Research and Market
Richard E. Bunger                           Development


/s/ George E. Berkner                       Director                                         December 4, 1997
--------------------------------------
George E. Berkner


/s/ Ronald J. Marusiak                      Director                                         December 4, 1997
--------------------------------------
Ronald J. Marusiak

                                       5